Exhibit 99.1

CHARLES & COLVARD REPORTS THIRD QUARTER FISCAL 2020 FINANCIAL RESULTS

- Provides Business Update Related to COVID-19 -

- Optimized Balance Sheet Provides Stability and Liquidity -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – May 21, 2020 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), the original and leading worldwide source of created moissanite, reported financial results for the quarter ended March 31, 2020 (“Third Quarter Fiscal 2020”), with net sales of $6.5 million and net loss of $6.2 million, or $0.21 loss per diluted share, which included the write-off of $5.3 million of inventory associated with the Company's legacy silicon carbide (SiC) material.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “During these challenging times, we remain focused on our employees, customers and future plans. While our global traffic and sales volumes have reflected the impact of the COVID-19 pandemic on consumers’ buying behaviors, we continue to take proactive steps to address and adjust to this new environment. We have taken immediate actions designed to streamline operations while ensuring support of our customers and maintaining our financial strength and stability. Overall, we are striving to align our expenses with sales volumes, adjusting as levels change.”

“As the economic consequences of the pandemic unfold, we expect that consumers will continue to be cautious about buying non-essential items and that our near-term financial performance will be impacted. However, couples still get engaged, have birthdays and babies and many other reasons for buying ethically-sourced jewelry that offers exceptional quality and incredible value. As restrictions are adjusted in the coming weeks and months, we have plans in place to ramp up our operations, finished jewelry inventory, shipping and marketing capabilities,” continued Ms. Miglucci.

“Looking ahead, we remain optimistic about the key drivers of growth from directly targeting socially- conscious Millennials and capturing a portion of the growing global market for lab-created gemstones and jewelry. Our management team continually seeks to be proactive in planning for the future and identifying new opportunities, especially during times of significant economic and market change. As a direct-to-consumer facing brand, we actively listen to the market to understand what products we need to develop to meet customer demand. And as an e-commerce-driven business, with 59% of our sales in Third Quarter Fiscal 2020 coming from online channels, remaining ahead of technology and distribution trends is a cornerstone of our strategy, and we expect to continue to push the boundaries of the industry to remain relevant and forward-looking,” concluded Ms. Miglucci.

COVID-19 Business Update

Charles & Colvard has taken multiple actions designed to address the impact of the COVID-19 pandemic on the Company’s financial results, handle the global slowdown of economic activity that is expected to continue for the foreseeable future, and efficiently manage the business while accessing sufficient capital resources to maintain adequate liquidity and maximum flexibility.

Beginning in March 2020, the Company implemented the following actions:

•	For the safety and well-being of the Company’s employees, deployed a work from home policy on March 13, 2020 for employees whose job function would allow them to work remotely;
•	On March 27, 2020, in alignment with the mandated stay-at-home order by the State of North Carolina and local governmental authorities, limited its distribution and fulfillment operations from its corporate headquarters and expanded the work from home policy;
•	Suspended all hiring and initiated a temporary furlough of approximately 50% of the Company’s employees, starting April 13, 2020;
•	Implemented temporary salary and wage reductions for all employees, including 25% for the CEO, 15% for the CFO and COO, and a 50% reduction in fees paid to Board Directors; and
•	Implemented safety, cleansing and social distancing measures at the Company’s North Carolina headquarters and fulfillment center for essential employees.

The Company continues to assess the evolving environment, regulations, and restrictions. The Company is currently deploying the following actions:

•	Processing online orders from the Company’s e-commerce website, drop-ship partners and marketplaces with in-stock inventory and under limited fulfillment capabilities;
•	Reducing non-payroll expenses, including temporary reductions in digital advertising and marketing spending;
•	Managing inventory levels by reducing supply, rebalancing existing inventory, and reducing planned future purchases to match demand;
•	Participating in eligible federal government financial and tax relief programs available to businesses and employees impacted by the COVID-19 pandemic; and
•	Providing an opportunity for customers and the Company to give back to the healthcare community through the Sparkle that Saves Lives program, which supports COVID-19 research.

Charles & Colvard remains committed to ensuring the well-being of employees, maintaining the high level of service customers have come to expect of Charles & Colvard, and communicating regularly with stakeholders.

Recent Corporate Highlights

•	Adjusted inventory levels with the write-off of $5.3 million of inventory associated with the Company’s legacy silicon carbide (SiC) material;
•	Expanded selection of Charles & Colvard jewelry on the transactional websites of multiple drop-ship partners;
•	Received consumer validation through the biennial engagement trends survey by popular wedding site, The Knot, which listed moissanite as the most common center stone after diamond (19%), doubling in popularity since 2017; and
•	Presented at multiple investor conferences, including Planet MicroCap Showcase Virtual Investor Conference, Diamond Equity Research Virtual Emerging Growth Invitational, Spring Investor Summit Virtual Conference and LD Micro Virtual Conference.

Financial Summary for Third Quarter Fiscal 2020

(Quarter Ended March 31, 2020 Compared to Quarter Ended March 31, 2019)

•	Net sales were $6.5 million for the quarter, a decrease of 18% compared with $7.9 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship retail and other pure-play, exclusively e-commerce outlets, net sales decreased 8% to $3.8 million, or 59% of total net sales for the quarter, compared with $4.2 million, or 53% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale and retail customers, net sales decreased 29% to $2.7 million, or 41% of total net sales for the quarter, compared with $3.7 million, or 47% of total net sales, in the year-ago quarter.
•	Finished jewelry net sales were $3.5 million for the quarter, a decrease of 12% compared with $4.0 million in the year-ago quarter.
•	Loose jewel net sales were $3.0 million for the quarter, a decrease of 24% compared with $3.9 million in the year-ago quarter.
•	Cost of goods sold was $9.2 million for the quarter, which included $5.3 million related to the write-off of legacy material inventory, compared to $4.2 million in the year-ago quarter.
•	Operating expenses were $3.5 million for the quarter, compared to $3.0 million in the year-ago quarter.
•	Net loss was $6.2 million, or $0.21 loss per diluted share for the quarter, including the impact of the write-off of legacy material inventory. This compared with net income of $814,000, or $0.04 earnings per diluted share, in the year-ago quarter.
•	Weighted average shares outstanding on a diluted basis were 28.7 million for the quarter, compared to 21.8 million in the year-ago quarter.

Financial Summary for the First Nine Months of Fiscal 2020

(Nine Months Ended March 31, 2020 Compared to Nine Months Ended March 31, 2019)

•	Net sales were $24.8 million for the nine months ended March 31, 2020, an increase of 1% compared with $24.6 million in the year-ago period.
•	In the Online Channels segment, net sales increased 7% to $13.6 million, or 55% of total net sales, for the nine months ended March 31, 2020, compared with $12.7 million, or 52% of total net sales, in the year-ago period.
•	In the Traditional segment, net sales decreased 7% to $11.1 million, or 45% of total net sales, for the nine months ended March 31, 2020, compared with $11.9 million, or 48% of total net sales, in the year-ago period.
•	Finished jewelry net sales were $13.8 million for the nine months ended March 31, 2020, an increase of 18% compared with $11.7 million in the year-ago period.
•	Loose jewel net sales were $11.0 million for the nine months ended March 31, 2020, a decrease of 15% compared with $12.9 million in the year-ago period.
•	Cost of goods sold was $18.6 million for the nine months ended March 31, 2020, which included $5.3 million related to the write-off of legacy material inventory, compared to $13.1 million in the year-ago period.
•	Operating expenses were $11.5 million for the nine months ended March 31, 2020, compared to $9.4 million in the year-ago period.
•	Net loss was $5.1 million, or $0.18 loss per diluted share, for the nine months ended March 31, 2020, including the impact of the write-off of legacy material inventory. This compared with net income of $2.1 million, or $0.10 per diluted share, in the year-ago period.

•	Weighted average shares outstanding on a diluted basis were 28.6 million for the nine months ended March 31, 2020, compared to 21.7 million in the year-ago period.

Financial Position

Cash, cash equivalents and restricted cash totaled $11.9 million at March 31, 2020, representing a decrease of $1.1 million from $13.0 million at June 30, 2019. Total inventory was $31.7 million at March 31, 2020, compared with $33.7 million at June 30, 2019. The reduction reflects the $5.3 million write-off of legacy material inventory.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, May 21, 2020. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at https://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until May 28, 2020 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10140985. The call will also be available live and for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e- commerce driven business, the Company brings revolutionary gemstones and jewelry to market through the use of innovative technology and direct-to-consumer engagement. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina’s Research Triangle. For more information, please visit https://www.charlesandcolvard.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the impact of the COVID-19 pandemic and related global economic condition on our business; financial condition and results from operations; our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; general economic and market conditions, including the current economic environment; intense competition in the worldwide gemstone and jewelry industry; the financial difficulties or insolvency of one or more of our major customers and their willingness and ability to market our products; certain risks due to our international operations, distribution channels and vendors; our ability to fulfill orders on a timely basis; dependence on a limited number of distributor and retail partners in our Traditional segment; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide crystals for the foreseeable future; inaccuracies in assumptions, estimates and data we use to calculate certain of our key operating metrics; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters and other events beyond our control on our operations; our anticipated PPP Loan, pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, may not be forgiven or may be subject to challenges and investigations regarding qualification for the loan; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure or a failure to protect confidential information against security breaches; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate information on social media; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

IR@charlesandcolvard.com

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net sales	$6,491,048	$7,902,242	$24,758,559	$24,636,409
Costs and expenses:
Cost of goods sold	9,171,932	4,150,229	18,579,069	13,110,185
Sales and marketing	2,518,732	1,912,484	7,909,289	5,900,501
General and administrative	994,254	1,042,048	3,547,441	3,517,004
Research and development	-	-	-	1,422
Total costs and expenses	12,684,918	7,104,761	30,035,799	22,529,112
(Loss) Income from operations	(6,193,870)	797,481	(5,277,240)	2,107,297
Other income (expense):
Interest income	39,425	-	146,182	-
Interest expense	(116)	(287)	(535)	(985)
Loss on foreign currency exchange	(206)	(209)	(1,058)	(311)
Other expense	-	-	-	(13)
Total other income (expense)	39,103	(496)	144,589	(1,309)
(Loss) Income before income taxes	(6,154,767)	796,985	(5,132,651)	2,105,988
Income tax (expense) benefit	(493)	17,099	(1,240)	7,565
Net (loss) income	$(6,155,260)	$814,084	$(5,133,891)	$2,113,553

Net (loss) income per common share:
Basic	$(0.21)	$0.04	$(0.18)	$0.10
Diluted	$(0.21)	$0.04	$(0.18)	$0.10

Weighted average number of shares used in computing net (loss) income per common share:
Basic	28,656,910	21,537,636	28,625,723	21,486,692
Diluted	28,656,910	21,752,043	28,625,723	21,733,616

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020 (unaudited)	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$11,869,028	$12,465,483
Restricted cash	32,287	541,062
Accounts receivable, net	1,646,429	1,962,471
Inventory, net	5,315,227	11,909,792
Prepaid expenses and other assets	1,240,905	989,559
Total current assets	20,103,876	27,868,367
Long-term assets:
Inventory, net	26,354,155	21,823,928
Property and equipment, net	1,057,375	1,026,098
Intangible assets, net	165,946	97,373
Operating lease right-of-use assets	684,039	-
Other assets	52,812	330,615
Total long-term assets	28,314,327	23,278,014
TOTAL ASSETS	$48,418,203	$51,146,381

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,126,035	$3,372,172
Operating lease liabilities	618,299	-
Accrued expenses and other liabilities	1,098,283	1,325,608
Total current liabilities	5,842,617	4,697,780
Long-term liabilities:
Noncurrent operating lease liabilities	349,424	-
Deferred rent	-	236,745
Accrued income taxes	7,454	6,214
Total long-term liabilities	356,878	242,959
Total liabilities	6,199,495	4,940,739

Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 28,981,910 and 28,027,569 shares issued and outstanding at March 31, 2020 and June 30, 2019, respectively	54,342,864	54,342,864
Additional paid-in capital	25,635,104	24,488,147
Accumulated deficit	(37,759,260)	(32,625,369)
Total shareholders’ equity	42,218,708	46,205,642
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,418,203	$51,146,381

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,133,891)	$2,113,553
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	366,322	355,812
Stock-based compensation	214,477	369,653
Provision for (Recovery) of uncollectible accounts	151,000	(944)
Provision for sales returns	108,000	89,000
Inventory write-off	5,620,991	377,000
Provision for accounts receivable discounts	6,416	9,149
Changes in operating assets and liabilities:
Accounts receivable	50,626	241,069
Inventory	(3,556,653)	(2,250,702)
Prepaid expenses and other assets, net	326,146	(1,226)
Accounts payable	753,863	(279,644)
Deferred rent	-	(116,156)
Accrued income taxes	1,240	15,584
Accrued expenses and other liabilities	(480,075)	716,288
Net cash (used in) provided by operating activities	(1,571,538)	1,638,436

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(394,825)	(337,271)
Payments for intangible assets	(71,347)	(56,666)
Net cash used in investing activities	(466,172)	(393,937)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of offering costs	932,480	-
Stock option exercises	-	2,251
Net cash provided by financing activities	932,480	2,251

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,105,230)	1,246,750
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	13,006,545	3,393,186
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$11,901,315	$4,639,936

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$535	$985
Cash paid during the period for taxes	$2,050	$5,065

Reconciliation to Condensed Consolidated Balance Sheets:	March 31, 2020	March 31, 2019
Cash and cash equivalents	$11,869,028	$4,019,929
Restricted cash	32,287	620,007
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$11,901,315	$4,639,936